Exhibit 10.30

REPRESENTATION AGREEMENT

     This Agreement (this “Agreement”), dated as of October 1, 2004, between Save the World Air, Inc., a Nevada corporation (the “Company”), and Dr. Gurminder Singh, an individual (the “Representative”).

RECITALS

     WHEREAS, the Company is in the business, among other things, of supplying the goods described on Exhibit A attached hereto (the “Goods”).

     WHEREAS, the Representative has represented to the Company that it has the capability and interest to promote the sale of the Goods in the Republic of India (the “Territory”).

     WHEREAS, the Company and the Representative desire to enter into a relationship whereby the Representative will act as the representative of the Company for the Goods in the Territory on the terms and conditions set forth herein.

AGREEMENT

     NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. Appointment of Representative. The Company hereby appoints the Representative, and the Representative hereby accepts appointment, as the Company’s representative in the Territory to solicit orders for, and generate contracts with respect to, the Goods from all potential customers in the Territory and to undertake such further actions in connection with the sale of and contracting for the Goods as are described in this Agreement. The Representative shall not solicit or accept any orders for, or generate contracts with respect to, the Goods outside of the Territory.

     2. Term; Exclusivity.

          (a) This Agreement shall continue in full force for a period of two years unless earlier terminated in accordance with this Section 2 or Section 13. The obligations of the Representative upon the termination of this Agreement for any reason are described in Section 14.

          (b) The Representative’s representation of the Company in the Territory shall be on an exclusive basis until March 31, 2005.

          (c) Provided that the Representative fulfills its obligations set forth in Section 4(c), the Representative’s representation of the Company shall continue on an exclusive basis until October 1, 2005.

               (i) If the Company enters into any contracts with respect to the Goods generated by the Representative on or prior to October 1, 2005, the Representative’s representation of the Company shall continue on an exclusive basis until October 1, 2006.

               (ii) If the Company does not enter into any contracts with respect to the Goods generated by the Representative on or prior to October 1, 2005, the Representative’s representation of the Company shall continue on a non-exclusive basis until October 1, 2006.

          (d) If the Representative fails to fulfill its obligations set forth in Section 4(c), or if the Company does not enter into any contracts with respect to the Goods generated by the Representative by October 1, 2006, this Agreement shall terminate immediately.

          (e) This Agreement shall be automatically renewed for successive one-year terms unless either party provides written notice of its election not to renew this Agreement at least 60 days prior to the expiration of the then current term, in which case the Agreement shall terminate upon expiration of such term.

     3. Scope of Goods. At its sole discretion, upon 14 days prior written notice to the Representative, the Company may, from time to time:

(a)	delete from Exhibit A any item described therein, the production of which has been discontinued or limited by the manufacturer thereof;

(b)	substitute for any item described on Exhibit A the description of a similar item; and

(c)	add to Exhibit A the description of any new item that is similar in kind to any item already described therein.

     4. Selling Effort of Representative. The Representative shall make its best efforts to solicit orders for and generate contracts with respect to Goods in the Territory. In furtherance of such efforts, the Representative covenants that:

(a)	it shall train its sales staff in the characteristics of the Goods, and shall make them available for training, if necessary, in accordance with Section 6;

(b)	it shall not deal, directly or indirectly, in any merchandise identical or similar to the Goods, other than the Goods; and

(c)	on or prior to March 31, 2005, it shall conduct formal meetings with and introduce the Company and the Goods to senior decision makers within the following agencies, organizations and companies in the Territory:

(i)	Prime Minister’s Office, Republic of India

(ii)	Automotive Research Association of India

(iii)	Bajaj Auto Ltd.

(iv)	Tata Enterprises

(v)	City of Delhi

(vi)	Dr. Ashok Khosla (Development Alternatives Group)

     5. Sales Policy.

          (a) The Representative agrees that the Company, in its sole discretion, has the absolute right to establish, and change from time to time, all or any of the terms governing the sale of the Goods. Such terms shall include, but shall not be limited to, those concerning the price of the Goods, method and place of delivery and warranties thereon. The terms of sale of the Goods shall be as set forth in materials provided to the Representative by the Company from time to time. The Company, in its sole discretion, shall have the right to amend such terms from time to time by written notice to the Representative.

          (b) The Representative shall make no representation or statement concerning the characteristics of the Goods that is not in conformity with the descriptions thereof that may from time to time be provided to the Representative by the Company. In the event that the Representative is uncertain concerning any term of sale or characteristics of the Goods, it shall immediately notify the Company thereof and shall be instructed by the Company on the matter in question.

     6. Training, Advertising Material, Etc.

          (a) The Company shall, at its expense and to the extent that it deems reasonably necessary, provide training and advice to the Representative and its agents and employees in connection with the characteristics of the Goods, the soliciting of orders therefor and similar matters.

          (b) The Company shall, at its expense, provide the Representative with a reasonable number of the Company’s brochures, order forms, advertising materials, samples and other information reasonably necessary for the Representative’s performance hereunder. The Company shall not be required to provide materials in any language other than English.

          (c) The Representative shall, at its expense, undertake reasonably to advertise the Goods by such means as it deems desirable (which may include, by way of illustration, trade journals, newspapers and participation in trade shows); provided that the Representative shall furnish in writing to the Company, no later than 21 days prior to initiating any form of advertising, a full written description thereof, and shall then follow any revisions thereto (which may include complete rejection) made in writing by the Company.

          (d) The Representative may, in all appropriate places, identify itself as the authorized representative of the Company.

     7. Handling and Acceptance of Orders and Payment Therefor.

          (a) The Representative shall solicit orders for the Goods using the order form furnished for such purpose by the Company. Immediately upon obtaining an order from a customer, the Representative shall forward the order form thereof to the Company, retaining a copy for its own records. Each such order shall be subject to the acceptance or rejection of the Company in its sole discretion, and it is understood that the Company shall be under no obligation to accept any order. The Company shall notify the customer directly, with a copy to the Representative, of whether the order is accepted or rejected.

          (b) When the Representative has obtained an order from a new customer, it shall, at its expense, check the credit rating of the customer by reasonable means and include a report thereon with the order form it forwards to the Company.

          (c) Payment for all accepted orders shall be made directly from the customer to the Company. Invoicing, collection and all other matters connected with the sale of the Goods to the customer shall be the responsibility solely of the Company.

     8. Compensation of the Representative.

          (a) Royalties. In full consideration of all rights granted herein and all services to be performed hereunder, the Company will pay to the Representative royalties from revenues derived from contracts with customers located in the Territory generated by the Representative.

               (i) The Representative shall be paid a royalty equal to 2% of Gross Receipts from revenues derived from contracts with customers located in the Territory generated by the Representative.

               (ii) “Gross Receipts” shall mean 100% of all sums received by or credited to the Company and its affiliates from unrelated third parties from revenues derived from contracts with customers located in the Territory generated by the Representative. Gross Receipts shall be deemed to exclude sums received by the Company and/or its affiliates which represent sales taxes, value added taxes, excise taxes, and similar taxes which are collected by the Company and its affiliates as required by any requisite taxing authorities of any government, but limited to the extent that such taxes are paid and not returned or credited to the Company or an affiliate. Gross Receipts shall also be deemed to exclude foreign currencies to the extent any foreign licensing society or organization collects or withholds any portion thereof on behalf of or for the benefit of the Company. With respect to foreign currencies received by the Company and its affiliates in connection herewith, it is agreed and understood that such sums received shall be included in Gross Receipts hereunder, whether or not such sums have been received in U.S. dollars in the United States, and whether or not such sums which are capable of being remitted to the United States have yet been remitted. Gross Receipts are not subject to retroactive adjustments for returns, refunds, credits, settlements, rebates and discounts.

               (iii) Royalties shall be payable pursuant to this Section 8(a) during the period beginning on the date of this Agreement and ending on the date occurring ten years thereafter.

               (iv) All amounts payable to the Representative pursuant to this Section 8(a) shall be paid by the Company no later than 30 days after the end of each calendar quarter in respect of the applicable Gross Receipts amounts actually received by the Company in such quarter. A statement of account prepared by the Company shall accompany each such payment to the Representative.

          (b) Warrants. Subject to compliance with applicable securities laws, the Company shall issue to the Representative warrants to purchase an aggregate of 50,000 shares of common stock of the Company on the date hereof. Such warrants shall have a term of five years and have an exercise price of $1.00 per share. In addition, subject to compliance with applicable securities laws, the Company shall issue to the Representative additional warrants to purchase an aggregate of 50,000 shares of common stock of the Company on March 31, 2005, provided that the Representative has fulfilled its obligations set forth in Section 4(c). Such additional warrants shall have a term of five years and have an exercise price of $___*___per share.

     *Weighted average of shares price from January 1, 2005 through March 31, 2005 discounted by 30% .

          (c) Advances for Travel Expenses. The Company shall advance the sum of $10,000 in U.S. dollars to the Representative to be used by the Representative for travel expenses to the Territory. Such amounts advanced shall be credited against royalties payable to the Representative pursuant to Section 8(a).

     9. Orders Directly to the Company and Payments Directly to the Representative.

          (a) If an order for the Goods from a customer located in the Territory is made directly from such customer to the Company, the Company shall notify the Representative thereof. If such order is accepted by the Company, any revenue amounts actually received in respect thereof by the Company for delivery in the Territory shall be subject to a royalty payable to the Representative in accordance with Section 8.

          (b) In the event that any customer for the Goods whose order has been accepted by the Company makes payment therefore to the Representative rather than to the Company, the Representative shall immediately forward such payment to the Company.

     10. Reports. Every three months commencing with the date hereof, the Representative shall make a report to the Company concerning (i) its activities under this Agreement from the date of the last such report to the date of the report in question and (ii) the proposed activities of the Representative hereunder for the following three months. In addition, the Representative shall notify the Company at once concerning any major development in the Territory with respect to the sale of the Goods.

     11. Nondisclosure. Without the express prior written consent of the Company, the Representative shall not reveal to any third party any information of the Company that is identified by the Company as being of a confidential or proprietary nature (the “Confidential Information”). Confidential Information may be used by the Representative only with respect to performance of its obligations under this Agreement, and only by those employees of the Representative who have a need to know such information for the purposes related to this

Agreement. The Representative shall protect the Confidential Information by using the same degree of care (but no less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information that the Company uses. The Representative’s obligation with respect to any Confidential Information under this Section 11 shall be for a period of 10 years after the date the Confidential Information is received by the Representative.

     12. No Servicing by Representative. It is understood by the Representative that it is not authorized by this Agreement to perform servicing of any kind upon any Goods in the Territory or elsewhere, absent the express prior written approval of the Company.

     13. Termination.

          (a) The Company shall have the right to terminate this Agreement effective immediately by written notice to the Representative if:

               (i) the Representative engages in any conduct which threatens injury to the good name and reputation of the Company;

               (ii) the Company has reasonable grounds to believe that the Representative will be unable, whether because of financial difficulty or otherwise, to fulfill satisfactorily its obligations under this Agreement;

               (iii) the Representative fails to conduct its business in accordance with all applicable laws or regulations.

          (b) Either party to this Agreement may terminate this Agreement effectively immediately upon written notice if the other party becomes insolvent, discontinues its business, has a receiver appointed for it, any petition is filed by or against it in accordance with the bankruptcy laws, or any assignment is made by it for the benefit of creditors.

          (c) In the event either party to this Agreement shall fail to perform or fulfill any of its responsibilities as set forth herein, the other party may notify such defaulting party of the matter in breach and if such matter is not cured within 30 days after receipt of such notice the complaining party may by further written notice immediately terminate this Agreement.

          (d) Either party may terminate this Agreement in its sole discretion by giving to the other party no less than 90 days written notice thereof.

     14. Effect of Termination. If this Agreement terminates for any reason whatsoever, the Representative shall no longer be the sales representative of the Company for the Goods in the Territory, effective on the date of such termination. The Representative shall immediately upon termination return to the Company all Confidential Information within its possession, including any documents of a confidential or proprietary nature concerning the Goods which it has in its possession and all forms, brochures and samples pertaining to the Goods. The Representative shall cease to identify itself as an authorized sales representative of the Company and shall give notice to all publications that list the Representative as such that such listing is to be discontinued as soon as possible. Any and all amounts due to the Representative pursuant to this Agreement in respect of orders that were placed prior to the date of termination shall be paid to the Representative pursuant to the manner described in Section 8. The Representative understands that upon termination of this Agreement, the Company may, in its discretion, notify customers and potential customers in the Territory that the Representative is longer the representative of the Company in the Territory, and the Representative agrees that any orders for the Goods that it receives after such termination shall be immediately forwarded by it to the Company.

     15. Applicable Law. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of California.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Amendments. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only on the written consent of all the parties to this Agreement.

     18. Notice. All notices, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered in person to the party to whom such notice is given, (ii) on the date such notice is posted by mail, postage prepaid, registered mail, properly addressed to the party receiving such notice, or (iii) upon the date of telex transmission, if by telex. Any notices hereunder shall be sent to the following addresses and telex numbers or such other addresses or telex numbers as may be designated by a party in writing from time to time in accordance with the procedure stated herein:

If to the Company:

Save the World Air, Inc.
5125 Lankershim Boulevard
North Hollywood, CA 91601
Facsimile: 818-487-8003
Attention: Eugene Eichler

If to the Representative:

Dr. Gurminder Singh

Facsimile:

     19. Divisibility. If any of the terms, provisions, covenants or conditions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full effect and shall in no way be affected, impaired or invalidated.

     20. Final Agreement of the Parties. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties hereto with respect to the subject matter hereof.

     21. Assignment. This Agreement may not be assigned by the Representative, in whole or in part, to any other party without the express written consent of the Company.

     22. Headings. The Section headings in this Agreement are for convenience of reference only and shall have no bearing on the enforcement or interpretation of this Agreement.

     23. Waiver. No waiver, forbearance or failure by either party of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party’s right to enforce such provision thereafter or to enforce any other provision of this Agreement.

     24. Jurisdiction. The parties hereby unconditionally and irrevocably agree that the state and federal courts of California and any California or federal court competent to hear appeals therefrom shall have the exclusive jurisdiction over any and all actions arising out of or in relation to this Agreement, or for the breach hereof.

     25. Relationship of the Parties. The Representative is not an employee of the Company for any purpose whatsoever, but is an independent contractor. The parties, by this Agreement, have not entered into any form of joint venture or any other mutual enterprise, other than the rendering by the Representative of the services for the Company in accordance with the terms hereof. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical, and general selling expenses, that may be incurred by the Representative in connection with this Agreement shall be born wholly and completely by the Representative, and the Company shall not be in any way responsible or liable therefore. The Representative does not have, nor shall it hold itself out as having, any right, power, or authority to create any contract or obligation, either expressed or implied, on behalf, in the name of, or binding upon the Company. Any and all agents and employees of the Representative shall be at the Representative’s own risk, expense and supervision, and the agents and employees of the Representative shall not have any claim against the Company for salaries, commissions, items of cost, or any other form of compensation. The Representative shall indemnify and hold the Company harmless from any cost and liability caused by any unauthorized act of the Representative, its agents or employees.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

“Company”

SAVE THE WORLD AIR, INC.

By:	/s/ Eugene E. Eichler

Name: Eugene E. Eichler
Title: President

“Representative”

/s/ Gurminder Singh

Dr. Gurminder Singh Sept. 28th,2004

Exhibit A

Description of the Goods

1.	ZEFS devices

2.	CAT-MATE devices

A-1